UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 20, 2005

    Greenville First Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

112 Haywood Road, Greenville, S.C. (Address of Principal Executive Offices)	29607 (Zip Code)

    (864) 679-9000
(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acceleration of Options

        The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R, which is effective at the beginning of the next fiscal year of the Company, will require that the fair value of share-based payments to employees, including stock options, be recognized as compensation expense in the statement of income in the financial statements. Accordingly, the Company will implement the revised standard on January 1, 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, under which it has not recognized any compensation expense for its stock option grants.

        On December 20, 2005, the board of directors approved accelerating the vesting of 25,125 unvested stock options. The accelerated vesting will be effective as of December 28, 2005. All of the other terms and conditions applicable to the outstanding stock options will remain unchanged.

        The decision to accelerate vesting of these options will avoid recognition of pre-tax compensation expense by the Company upon the adoption of SFAS 123R. In the Company’s view, the future compensation expense could outweigh the incentive and retention value associated with the stock options. The future pre-tax compensation expense that will be avoided, based upon the effective date of January 1, 2006, is expected to be approximately $63,000 and $48,000 in fiscal years 2006 and 2007, respectively.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FIRST BANCSHARES, INC.

Dated: December 22, 2005	By: /s/ James M. Austin, III James M. Austin, III Chief Financial Officer